UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2018

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32663	86-0812139
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20880 Stone Oak Pkwy.

San Antonio, Texas 78258

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 832-3700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2018, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Clear Channel Outdoor Holdings, Inc. (the “Company”), approved bonus payments for the following named executive officers of the Company as described below.

Robert W. Pittman. The Compensation Committee approved a bonus opportunity for Robert W. Pittman, the Company’s Chairman and Chief Executive Officer, under a new 2018 Key Incentive Bonus Plan (the “2018 KEIP”), pursuant to which Mr. Pittman will be eligible to earn a target bonus for each calendar quarter of 2018 (the “Quarterly Bonus”) of $2,325,000. The Compensation Committee approved payment of Mr. Pittman’s Quarterly Bonus for the period ending March 31, 2018; provided that Mr. Pittman is required to repay the after-tax value of the Quarterly Bonus if he were to be terminated for “cause” or voluntarily resign without “good reason” before March 31, 2019. In addition, the Compensation Committee accelerated the payments of bonuses Mr. Pittman previously earned during 2016 ($500,000) and 2017 ($500,000) under the iHeartMedia, Inc. 2015 Supplemental Incentive Plan (the “SIP”). Mr. Pittman is required to repay the after-tax value of the relevant portion of these SIP payments upon any termination of his employment if he would have forfeited such portion if payment of these SIP payments had not been accelerated.

Richard J. Bressler. The Compensation Committee approved a bonus opportunity for Richard J. Bressler, the Company’s President, Chief Operating Officer and Chief Financial Officer, under the 2018 KEIP, pursuant to which Mr. Bressler will be eligible to earn a Quarterly Bonus for each calendar quarter of 2018 of $1,325,000. The Compensation Committee approved payment of Mr. Bressler’s Quarterly Bonus for the period ending March 31, 2018; provided that Mr. Bressler is required to repay the after-tax value of the Quarterly Bonus if he were to be terminated for “cause” or voluntarily resign without “good reason” before March 31, 2019. In addition, the Compensation Committee accelerated the payments of bonuses Mr. Bressler previously earned during 2016 ($500,000) and 2017 ($500,000) under the SIP. Mr. Bressler is required to repay the after-tax value of the relevant portion of these SIP payments upon any termination of his employment if he would have forfeited such portion if payment of these SIP payments had not been accelerated.

Steven J. Macri. The Compensation Committee approved a bonus opportunity for Steven J. Macri, the Company’s Senior Vice President, Corporate Finance, under the 2018 KEIP, pursuant to which Mr. Macri will be eligible to earn a Quarterly Bonus for each calendar quarter of 2018 of $275,000. The Compensation Committee approved payment of Mr. Macri’s Quarterly Bonus for the period ending March 31, 2018; provided that Mr. Macri is required to repay the after-tax value of the Quarterly Bonus if he were to be terminated for “cause” or voluntarily resign without “good reason” before March 31, 2019. In addition, the Compensation Committee accelerated the payments of bonuses Mr. Macri previously earned during 2016 ($400,000) and 2017 ($400,000) under the SIP. Mr. Macri is required to repay the after-tax value of the relevant portion of these SIP payments upon any termination of his employment if he would have forfeited such portion if payment of these SIP payments had not been accelerated.

All of the payments described above are in addition to the bonuses the named executive officers will earn for 2017 performance under the plans in effect for 2017, and any SIP payments earned during 2015, all of which were paid in accordance with the terms of the agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAR CHANNEL OUTDOOR HOLDINGS, INC.

Date: February 28, 2018	By:	/s/ Lauren E. Dean
Lauren E. Dean
Vice President, Associate General Counsel and Assistant Secretary

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